                                                                      EXHIBIT 21

                         COMPUTER SCIENCES CORPORATION
                 Significant Active Subsidiaries and Affiliates
                              As of March 30, 2001

Name                                           Jurisdiction of Organization
----                                          ------------------------------
Aerospace Center Support (Partnership)        Tennessee
Alliance-One Services, Inc.                   Delaware
ASL Automated (Thailand) Ltd.                 Thailand
Automated Systems (HK) Limited                Hong Kong
Automated Systems (PRC) Limited               Hong Kong
Beijing Automated Computer Systems Company
 Limited                                      The People's Republic of China
Blue Shape Srl                                Italy
Century Capital Services Corporation          Nevada
Century Corporation                           Nevada
Century Credit Corporation                    Nevada
Century Financial GmbH                        Germany
Century Leasing Corporation                   Nevada
Century Subsidiary Corporation                Nevada
Combitech Network Norge AS                    Norway
Computer Sciences Canada Inc.                 Canada
Computer Sciences Corporation Administration
 Services (Pty) Limited                       South Africa
Computer Sciences Corporation India Private
 Limited                                      India
Computer Sciences Gestion S.A.                France
Computer Sciences Raytheon (Partnership)      Florida
Computer Systems Advisers (M) Bhd             Malaysia
Continental Grand, L.P.                       Nevada
Continuum (Deutschland) GmbH                  Germany
Continuum Direct Limited                      United Kingdom
CSA Automated Private Limited                 Singapore
CSC Accounts Management, Inc.                 Texas
CSC Australia Pty. Limited                    Australia
CSC Automotive Services Limited               United Kingdom
CSC Computer Sciences Argentina SRL           Argentina
CSC Computer Sciences B.V.                    Netherlands
CSC Computer Sciences Colombia Ltda.          Colombia
CSC Computer Sciences Consulting Austria AG   Austria
CSC Computer Sciences Corporation Chile
 Limitada                                     Chile
CSC Computer Sciences do Brasil Ldta.         Brazil
CSC Computer Sciences HK Limited              Hong Kong
CSC Computer Sciences Ireland Limited         Ireland
CSC Computer Sciences Italia S.p.A.           Italy
CSC Computer Sciences Limited                 United Kingdom
CSC Computer Sciences Norge AS                Norway
CSC Computer Sciences (Portugal) Lda          Portugal
CSC Computer Sciences Pte Limited             Singapore
CSC Computer Sciences S.A.                    France
CSC Computer Sciences S.A.                    Luxembourg
CSC Computer Sciences s.r.o.                  Czech Republic
CSC Computer Sciences SARL                    Switzerland
CSC Computer Sciences Sdn Bhd                 Malaysia

                                                    Jurisdiction
                                                         of
Name                                                Organization
----                                               --------------
CSC Computer Sciences Services Management GmbH     Germany
CSC Computer Sciences (South Africa)(Pty) Limited  South Africa
CSC Computer Sciences, S. de R.L. de C.V.          Mexico
CSC Computer Sciences spol. s.r.o.                 Slovakia
CSC Computer Sciences Sverige AB                   Sweden
CSC Computer Sciences VOF/SNC (Partnership)        Belgium
CSC Consulting B.V.                                Netherlands
CSC Consulting, Inc.                               Massachusetts
CSC Corporation Limited                            United Kingdom
CSC Credit Services, Inc.                          Texas
CSC Danmark A/S                                    Denmark
CSC Energy Services, Inc.                          Nevada
CSC Enterprises (Partnership)                      Delaware
CSC Financial Services Canada Inc.                 Canada
CSC Financial Services GmbH                        Germany
CSC Financial Services Limited                     United Kingdom
CSC Financial Services S.A.                        France
CSC Foreign Sales Corporation                      Barbados
CSC FSG Limited                                    United Kingdom
CSC Geographic Technologies Inc.                   Nevada
CSC Healthcare Inc.                                California
CSC Infogerance S.A.                               France
CSC Informatica S.p.A.                             Italy
CSC Information Systems A/S                        Denmark
CSC Information Systems Limited                    United Kingdom
CSC Information Technology Solutions Limited       New Zealand
CSC Information Technology Solutions Pty Ltd       Australia
CSC Iniziativa Srl                                 Italy
CSC Integrated Payments B.V.                       Netherlands
CSC International Systems Management Inc.          Nevada
CSC Investment Services Management Limited         United Kingdom
CSC Japan, Ltd.                                    Delaware
CSC Kobra B.V.                                     Netherlands
CSC Leaseco Inc.                                   Nevada
CSC Logic, Inc.                                    Texas
CSC Logic/MSA L.L.P.                               Texas
CSC Network Sverige AB                             Sweden
CSC New Zealand Limited                            New Zealand
CSC Ploenzke AG                                    Germany
CSC Ploenzke IT--Services GmbH                     Germany
CSC Ploenzke, S.A.                                 Spain
CSC Professional Services Group, Inc.              Maryland
CSC Progetti Srl                                   Italy
CSC Progres SpA                                    Italy
CSC Property UK Limited                            United Kingdom
CSC Rental Inc.                                    Nevada
CSC Roma Srl                                       Italy
CSC Scandihealth A/S                               Denmark
CSC Services Management B.V.                       Netherlands
CSC Services Management Ireland Limited            Ireland
CSC Services No. 1 Limited                         United Kingdom

                                                                 Jurisdiction
                                                                      of
Name                                                             Organization
----                                                            --------------
CSC Services No. 2 Limited                                      United Kingdom
CSC Services Norge AS                                           Norway
CSC Solutions Danmark A/S                                       Denmark
CSC Solutions Sverige AB                                        Sweden
CSC Sverige AB                                                  Sweden
CSC Switzerland AG                                              Switzerland
CSC Veneto S.p.A.                                               Italy
CSC Technology Services Pty Ltd                                 Australia
Dekru BV                                                        Netherlands
Experteam SA/NV                                                 Belgium
GMPC Corporation Sdn Bhd                                        Malaysia
InfoSer SpA                                                     Italy
I.T. Services Limited                                           United Kingdom
Key Choice Insurance Marketing Limited                          United Kingdom
Lackland 21st Century Services Consolidated                     Texas
Life Software Holding, Inc.                                     Delaware
Mississippi Space Services (Partnership)                        Mississippi
Mynd AG                                                         Switzerland
Mynd Asia Pacific Pty Limited                                   Australia
Mynd Corporation                                                South Carolina
Mynd Corporation                                                Barbados
Mynd Corporation                                                Canada
Mynd Corporation f/k/a CYBERTEK Corporation                     Texas
Mynd Corporation f/k/a Financial Administrative Services, Inc.  Connecticut
Mynd Corporation f/k/a The Leverage Group, Inc.                 Connecticut
Mynd GmbH                                                       Austria
Mynd International, Ltd                                         Delaware
Mynd Limited                                                    Hong Kong
Mynd Limited                                                    Ireland
Mynd Limited                                                    New Zealand
Mynd Limited                                                    United Kingdom
Mynd Partners f/k/a Legalgard Partners, L.P.                    Pennsylvania
Mynd Partners, L.P. f/k/a Cybertek Solutions, L.P.              Texas
Mynd ProduktSystems GmbH                                        Germany
Mynd (Proprietary) Limited                                      South Africa
Mynd SoftwareConsult GmbH & Co. OHG                             Germany
Mynd Technologies Deutschland GmbH                              Germany
MSS Consulting Srl                                              Italy
NCCIM, LLC                                                      Delaware
Nichols InfoTec Corporation                                     Delaware
Nichols TXEN Corporation                                        Delaware
Paxus Australia Pty. Limited                                    Australia
Paxus Corporation Limited                                       New Zealand
Policy Management Systems Investment, Inc.                      Delaware
Progres Center S.r.l.                                           Italy
Progres Servizi S.r.l.                                          Italy
PT. CSC Computer Sciences                                       Indonesia
Reflexon AG                                                     Switzerland
SERVO DATA International DP Consulting, Inc.                    Delaware
Sfida S.r.l.                                                    Italy

                                 Jurisdiction
                                      of
Name                             Organization
----                             ------------
Software Services Holding, Inc.  Delaware
SOI Informatica SRL              Italy
Strada Uno Srl                   Italy
Sys-Aid Beheer B.V.              Netherlands
Welkin Associates, Ltd           Virginia